Exhibit 23.1

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Coil Tubing Technology, Inc. and Subsidiaries

We hereby consent to the use in this Registration Statement of Coil Tubing Technology, Inc. and Subsidiaries on Form S-1 of our report dated March 22, 2012, relating to the consolidated financial statements of Coil Tubing Technology, Inc. and Subsidiaries, which appear in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
October 16, 2012